SUN RIVER ENERGY, INC. ANNOUNCES APPOINTMENT OF NEW DIRECTOR, CFO AND GENERAL COUNSEL

Dallas, TX — (PRNewswire-FirstCall) — April 1, 2011 — Sun River Energy, Inc. (OTC:BB:SNRV)

On March 31, 2011 the Board of Directors (the “Board”) of Sun River Energy, Inc. (the "Company") appointed Dr. Steven R. Henson to serve as a member of the Company’s Board of Directors. The appointment of Dr. Henson filled a vacancy on the Board that was created by the Board’s increase in the number of members comprising the Board. The Board intends for Dr. Henson to serve as an additional independent director for the Company, increasing the total number of independent directors so that the Company can meet board composition requirements for potential listing on a national stock exchange. The Company expects Dr. Henson to be named as a member of the Board’s Audit Committee, which is expected to be established by the Board.

From 1989 to the present, Dr. Henson has served as the Director of Emergency Medicine at several hospitals. In addition to his medical career, he has a substantial amount of business experience. From 2004 through 2009, Dr. Henson served on the Board of Directors of Epic Holdings, Inc.. He also served on the Board of Directors of EagleMed, LLC (“EagleMed”), and served as the Executive Medical Director of EagleMed from 1995 through the present. Dr. Henson has also served on the Board of Directors of Indulge Media Group, from 2008 through the present. During that same time period, he also served as CFO for Indulge Media Group. Dr. Henson also served on the Board of Directors for Aero Innovative Corporation from 2009 through the present, and he served on the Board of Directors for Oxford Development Company from 2010 through 2011.

On March 31, 2011, the Board also appointed Judson F. Hoover, age 53, as the Company's Chief Financial Officer. Mr. Hoover will be replacing Don Schmidt as acting CFO, so that Mr. Schmidt may focus on his duties as CEO of the Company. Since January 12, 2011, Mr. Hoover has been employed by the Company on an interim basis to provide financial and other services to the Company. He received his Bachelor of Science degree from Regis University in 1986. Shortly after graduation, he received his Certificate of Public Accounting in the State of Colorado. He has extensive experience in financial matters, mergers, acquisitions, restructuring, public company compliance, oil and gas operations, and real estate. From December 2004 to March 2007, Mr. Hoover served as CFO for Ness Energy International, a publicly traded oil and gas company with operations in Texas and Israel. From June 2007 to June 2009, he served as Controller for Union Drilling, Inc., another publicly traded oil and gas company. With over 20 years of national and international experience in executive management, of which 10 years were in oil and gas and 22 years were served on behalf of publicly traded companies, the Board believes Mr. Hoover will be a tremendous asset to the Company.

Effective January 12, 2011, the Company entered into an employment agreement with Mr. Hoover, which provides for an initial term of three years and automatically renews for additional one-year terms.

On March 31, 2011, the Board of Directors of the Company also appointed James E. Pennington, age 51, as the Company's General Counsel and Secretary. Mr. Pennington has been acting as the Company's General Counsel since January 12, 2011. Prior to January 12, 2011, Mr. Pennington was acting as outside legal counsel for the Company and handled a variety of legal matters for the Company. As General Counsel, Mr. Pennington will be responsible for all legal matters for the Company, including SEC related matters, Sarbanes Oxley compliance, corporate governance, and managing and overseeing work performed by outside legal counsel. Mr. Pennington is an experienced lawyer, having practiced law for 25 years, and he has an AV rating, which is the highest rating given to an attorney by the Martindale-Hubbell Law Directory. Mr. Pennington will replace the Company’s former General Counsel and Secretary, Stuart Newsome. Ms. Newsome will remain with the Company, and will be reassigned as manager of the Company’s land department.

Effective January 1, 2011, the Company entered into an employment agreement with Mr. Pennington, which provides for an initial term of three years and automatically renews for additional one-year terms.

According to Donal R. Schmidt, Jr., the Company’s CEO and President:

     “I am very pleased with these recent key additions to the Company. This rounds out our existing management team and adds strength to our Board of Directors. Everything is now in place to allow the Company to move forward with its plans to develop its asset base and apply for a listing with NASDAQ. Dr. Henson brings a lot to the table with his extensive business background, and he will strengthen the independence of the Board. In the past couple of months, Rick Hoover has already demonstrated that he will be a very capable CFO, which will allow me to focus more of my time on my duties as CEO. Having a seasoned lawyer like Jim Pennington on board, with a known work history for the Company, will also take a lot off my shoulders. Finally, this recent change allows me to move Stuart Newsome over to the Land Department, which will help the Company speed up its efforts developing our assets in Colfax County. With this management team in place, I am confident we can meet all of our Company’s goals and more. “

-------------------------------------------------------------------------------

About Sun River Energy, Inc.:

Sun River Energy, Inc. is a Dallas-based, development-stage oil and gas exploration and production company. For further information on the Company, please visit our website www.SunRiverEnergy.com .

Media Contact:

Gilbert Steedley

1-800-669-6511

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,”

“should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed acquisition; the risk that one or more conditions to closing the proposed transaction may not be satisfied; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company’s success in drilling, the Company’s ability to fund the acquisition of oil and gas assets and the Company’s planned capital investments; the Company’s future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.